EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Highbury Financial, Inc.

We hereby consent to the incorporation by reference of our report dated March 27, 2008 included in this Annual Report on Form 10-K for the year ended December 31, 2007, on the consolidated financial statements of Highbury Financial, Inc. and Subsidiary as of December 31, 2007 and for the year then ended, into the Company’s previously filed Registration Statement on Form S-3 (No. 333-127272).

/s/ J.H.Cohn LLP

J.H. Cohn LLP
New York, New York
March 27, 2008